Exhibit 21.1
SUBSIDIARIES OF ALBEMARLE CORPORATION

NAME	PLACE OF FORMATION
ACI Cyprus, L.L.C.	Delaware
Albemarle Amendments, LLC	Delaware
Albemarle Argentina S.R.L.	Argentina
Albemarle Chemical Canada Ltd.	Canada
Albemarle Chemicals (Shanghai) Co., Ltd.	China
Albemarle Chemicals Ltd	Cyprus
Albemarle Chemicals SAS	France
Albemarle Chemicals South Africa (Proprietary) Limited	South Africa
Albemarle Chemicals Trading Ltd	United Arab Emirates
Albemarle Delaware Holdings 1 LLC	Delaware
Albemarle Delaware Holdings 2 LLC	Delaware
Albemarle Dutch Holdings B.V.	Netherlands
Albemarle Europe SRL	Belgium
Albemarle Finance Company B.V.	Netherlands
Albemarle Foundation	Virginia
Albemarle Germany GmbH	Germany
Albemarle Hilfe GmbH Unterstützungskasse	Germany
Albemarle Holdings Company Limited	Turks & Caicos
Albemarle Holdings Limited	Hong Kong
Albemarle Hungary Ltd.	Hungary
Albemarle India New Materials Private Limited	India
Albemarle Italy S.r.l.	Italy
Albemarle Japan Corporation	Japan
Albemarle Japan Holdings B.V.	Netherlands
Albemarle Knight Lux 1 Holdings Corporation	Delaware
Albemarle Korea Corporation	Korea
Albemarle Limitada	Chile
Albemarle Lithium Holding Corporation	Delaware
Albemarle Lithium Holding GmbH	Germany
Albemarle Lithium (Jiangsu) Co., Ltd.	China
Albemarle Lithium Pty Ltd	Australia
Albemarle Lithium Spain S.L.	Spain
Albemarle Lithium UK Limited	United Kingdom
Albemarle Management (Shanghai) Co., Ltd.	China
Albemarle Middle East FZE	United Arab Emirates
Albemarle Netherlands B.V.	Netherlands
Albemarle New Holding GmbH	Germany
Albemarle Overseas Employment Corporation	Virginia
Albemarle Saudi Trading Company	Saudi Arabia
Albemarle Sichuan New Materials Co., Ltd.	China
Albemarle Specialties Trading Company	Saudi Arabia
Albemarle Specialty Products Singapore Pte. Ltd.	Singapore
Albemarle Taiwan Limited	Taiwan
Albemarle U.S., Inc.	Delaware

NAME	PLACE OF FORMATION
Albemarle Wodgina Pty Ltd	Australia
CMC Lithium Pty Ltd	Australia
Excalibur Realty Company	Delaware
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Limitada	Chile
Genesis Voyager Pty Ltd	Australia
Guangxi Albemarle Lithium Co., Ltd.	China
Jiangxi Albemarle Lithium Co., Ltd.	China
Jordan Bromine Company Ltd.	Jordan
Ketjen Belgium SRL	Belgium
Ketjen Brazil Holdings Limitada	Brazil
Ketjen Brazil Limitada	Brazil
Ketjen Canada Limited	Canada
Ketjen Catalysts (Shanghai) Company Limited	China
Ketjen Corporation	Delaware
Ketjen Hungary Limited Liability Company	Hungary
Ketjen India Private Limited	India
Ketjen Italy S.r.l.	Italy
Ketjen Japan GK	Japan
Ketjen Korea Limited	Republic of Korea
Ketjen Limited Liability Company	Delaware
Ketjen Malaysia Sdn Bhd.	Malaysia
Ketjen Middle East Trading Company - L.L.C.	United Arab Emirates
Ketjen Netherlands B.V.	Netherlands
Ketjen Netherlands Holdings B.V.	Netherlands
Ketjen Netherlands Holdings 2 B.V.	Netherlands
Ketjen Singapore Private Limited	Singapore
Ketjen Spain, S.L.	Spain
Ketjen Taiwan Company Limited	Taiwan
Ketjen (Thailand) Co., Ltd.	Thailand
Ketjen UK Limited	United Kingdom
Ketjen Vietnam Limited Liability Company	Vietnam
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
LiBrA Insurance Company, Inc.	North Carolina
Metalon Environmental Management & Solutions GmbH	Germany
Outfield Limited	Canada
PT Ketjen Catalysts Indonesia	Indonesia
Rockwood Holdings, Inc.	Delaware
Rockwood Lithium Japan K.K.	Japan
Rockwood Lithium Korea LLC	Republic of Korea
Rockwood Lithium (Shanghai) Co., Ltd.	China
Rockwood Lithium Taiwan Co., Ltd.	Taiwan
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group, LLC	Delaware
Rockwood Specialties LLC	Delaware

NAME	PLACE OF FORMATION
Rockwood Specialties Limited	United Kingdom
RSG Immobilien GmbH	Germany
RT Lithium Limited	United Kingdom
Sales de Magnesio Limitada	Chile
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited	China
Sichuan Guorun New Material Co., Ltd.	China
Titus Minerals Pty Ltd	Australia
Voyager Holding Company Pty Ltd	Australia
Western Lithium Pty Ltd	Australia